Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2027 Financial Results

September 3, 2026 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced second quarter fiscal 2027 financial results for the period ended July 31, 2026.

•

Revenue for the second quarter of fiscal 2027 was $108.1 million, up 13.2% from $95.5 million in the same period in fiscal 2026. For the six months ended July 31, 2026, revenue was $208.5 million, up 14.9% from $181.4 million for the six months ended July 31, 2025.

•

Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2027 was 57.7%, compared with 58.9% for the same period in fiscal 2026. For the six months ended July 31, 2026, GAAP gross margin was 58.0%, compared with 59.4% for the six months ended July 31, 2025.

•

GAAP net loss for the second quarter of fiscal 2027 was $6.7 million, or loss per diluted ordinary share of $0.15, compared with a GAAP net loss of $20.0 million, or loss per diluted ordinary share of $0.47, for the same period in fiscal 2026. GAAP net loss for the six months ended July 31, 2026 was $24.8 million or loss per diluted ordinary share of $0.57. This compares with GAAP net loss of $44.3 million, or loss per diluted ordinary share of $1.05, for the six months ended July 31, 2025.

Financial results on a non-GAAP basis for the second quarter of fiscal 2027 are as follows:

•

Gross margin on a non-GAAP basis for the second quarter of fiscal 2027 was 59.3%, compared with 60.5% for the same period in fiscal 2026. For the six months ended July 31, 2026, non-GAAP gross margin was 59.6%, compared with 61.2% for the six months ended July 31, 2025.

•

Non-GAAP net income for the second quarter of fiscal 2027 was $8.2 million, or earnings per diluted ordinary share of $0.18. This compares with non-GAAP net income of $6.4 million, or earnings per diluted ordinary share of $0.15, for the same period in fiscal 2026. Non-GAAP net income for the six months ended July 31, 2026 was $13.3 million, or earnings per diluted ordinary share of $0.30. This compares with non-GAAP net income of $9.5 million, or earnings per diluted ordinary share of $0.22, for the six months ended July 31, 2025.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2027, ending October 31, 2026:

•	Revenue is expected to be between $115.0 million and $124.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.0%.

•	Non-GAAP operating expenses are expected to be between $56.5 million and $59.5 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. In addition, in our second quarter of fiscal 2027, we recognized a one-time $9.0 million reduction in our GAAP research and development expense on release of a deposit liability following the termination of a development project. Given the nature of this credit and that it is non-recurring, we excluded it from operating expenses for the purpose of reporting non-GAAP financial results. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the second quarter of fiscal 2027 was $272.3 million, compared with $277.8 million at the end of the prior quarter and $261.2 million at the end of the same quarter a year ago.

“Our edge AI revenue reached record levels in Q2, with balanced sequential growth in Auto and IoT markets with very strong growth from our 5nm CV75 and CV72 AI SoCs. We are making significant progress with our strategic priorities to extend our market reach with new higher value products and the implementation of new go-to-market strategies. These include the introduction of our first stand-alone AI Accelerator, X7, and the execution of 7-year agreements to develop the indirect sales channel with both Macnica, a leading global technical distributor, and CapGemini, a leading global engineering and systems integration firm,” said Fermi Wang, President & CEO. “These developments are contributing to an increase in our 5-year serviceable market (“SAM”) forecast for edge AI and Physical AI.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the second quarter of fiscal year 2027 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

With an installed base of more than 50 million AI SoC units, Ambarella’s products are utilized in a wide variety of physical edge AI applications, spanning edge endpoint and edge infrastructure use cases including physical security, vehicle safety, telematics, autonomy, portable video, aerial drones, and other emerging robotic applications. Building on this footprint, Ambarella offers a full-stack edge AI platform, from highly optimized silicon and programmable software to AI agentic frameworks that coordinate perception, decision-making and control across devices. Ambarella’s low-power systems-on-chip (SoCs) integrate proprietary and highly efficient perception and deep learning neural network AI accelerators, enabling electronic systems to become more productive with partial or complete levels of machine autonomy. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the third quarter of fiscal year 2027 ending October 31, 2026, and the comments of our CEO relating to demand for edge AI solutions, our progress with strategic priorities to extend our market reach, our ability to successfully build an indirect sales channel, the forecasted size of our serviceable market (“SAM”), and our ability to successfully penetrate the edge AI and Physical AI markets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions; changes in government policies, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI inference applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as AI functionality and advanced networks, including vision-language models and GenAI; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets and applications, such as edge infrastructure; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2026 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2027 ended July 31, 2026 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2027, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2027, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenue	$108,125	$95,511	$208,482	$181,383
Cost of revenue	45,709	39,280	87,477	73,616

Gross profit	62,416	56,231	121,005	107,767

Operating expenses:
Research and development	50,581	59,734	108,721	118,553
Selling, general and administrative	19,978	18,486	39,843	37,061

Total operating expenses	70,559	78,220	148,564	155,614
Loss from operations	(8,143)	(21,989)	(27,559)	(47,847)
Other income, net	1,806	2,247	3,889	4,422

Loss before income taxes	(6,337)	(19,742)	(23,670)	(43,425)
Provision for income taxes	352	253	1,112	898

Net loss	$(6,689)	$(19,995)	$(24,782)	$(44,323)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.15)	$(0.47)	$(0.57)	$(1.05)

Diluted	$(0.15)	$(0.47)	$(0.57)	$(1.05)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	44,005,576	42,546,979	43,805,429	42,383,475

Diluted	44,005,576	42,546,979	43,805,429	42,383,475

The following tables present details of stock-based compensation, acquisition-related costs and development project termination credit, included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$951	$780	$1,734	$1,731
Research and development	14,007	16,972	27,721	34,557
Selling, general and administrative	7,742	7,436	15,138	15,030

Total stock-based compensation	$22,700	$25,188	$44,593	$51,318

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$1,514	$1,514
Research and development	—	—	—	—
Selling, general and administrative	456	456	912	912

Total acquisition-related costs	$1,213	$1,213	$2,426	$2,426

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(unaudited, in thousands)
Development project termination credit:
Cost of revenue	$—	$—	$—	$—
Research and development	(9,000)	—	(9,000)	—
Selling, general and administrative	—	—	—	—

Total development project termination credit	$(9,000)	$—	$(9,000)	$—

The difference between GAAP and non-GAAP gross margin was 1.6% and 1.6%, or $1.7 million and $1.5 million, for the three months ended July 31, 2026 and 2025, respectively. The difference between GAAP and non-GAAP gross margin was 1.6% and 1.8%, or $3.2 million and $3.2 million, for the six months ended July 31, 2026 and 2025, respectively. The differences were due to the effect of stock-based compensation and acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
		(unaudited)
GAAP net loss	$(6,689)	$(19,995)	$(24,782)	$(44,323)
Non-GAAP adjustments:
Stock-based compensation expense	22,700	25,188	44,593	51,318
Acquisition-related costs	1,213	1,213	2,426	2,426
Development project termination credit	(9,000)	—	(9,000)	—
Income tax effect	9	22	29	36

Non-GAAP net income	$8,233	$6,428	$13,266	$9,457

GAAP - diluted weighted average shares	44,005,576	42,546,979	43,805,429	42,383,475
Non-GAAP - diluted weighted average shares	44,515,009	42,946,324	44,207,416	42,698,780
GAAP - diluted net loss per share	$(0.15)	$(0.47)	$(0.57)	$(1.05)
Non-GAAP adjustments:
Stock-based compensation expense	0.52	0.59	1.02	1.21
Acquisition-related costs	0.03	0.03	0.06	0.06
Development project termination credit	(0.20)	—	(0.21)	—
Income tax effect	—	—	—	—
Effect of Non-GAAP - diluted weighted average shares	(0.02)	—	—	—
Non-GAAP - diluted net income per share	$0.18	$0.15	$0.30	$0.22

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2026	January 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$101,850	$191,019
Marketable debt securities	170,482	121,552
Accounts receivable, net	37,440	39,180
Inventories	76,923	52,246
Restricted cash	442	442
Prepaid expenses and other current assets	6,885	5,836

Total current assets	394,022	410,275
Property and equipment, net	12,061	11,553
Intangible assets, net	56,672	58,046
Operating lease right-of-use assets, net	10,923	12,118
Goodwill	303,625	303,625
Other non-current assets	2,902	2,983

Total assets	$780,205	$798,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	26,478	54,029
Accrued and other current liabilities	86,490	97,964
Operating lease liabilities, current	2,229	2,027
Income taxes payable	2,309	1,531
Deferred revenue, current	20,865	22,393

Total current liabilities	138,371	177,944
Operating lease liabilities, non-current	10,413	11,408
Other long-term liabilities	11,105	14,459

Total liabilities	159,889	203,811

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	20	19
Additional paid-in capital	973,864	922,119
Accumulated other comprehensive income (loss)	(864)	573
Accumulated deficit	(352,704)	(327,922)

Total shareholders’ equity	620,316	594,789

Total liabilities and shareholders’ equity	$780,205	$798,600

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com